EXHIBIT 99.1

INFORMATION CONTAINED IN INVESTOR PRESENTATIONS BY ev3 INC.

Beginning on August 1, 2006, representatives of ev3 Inc. intend to make presentations at investor conferences and in other forums, which presentations may include the following information:

•                  ev3 estimates the worldwide market for cardio peripheral vascular and neurovascular disease products was $3.2 billion in 2005 and will increase to $7 billion by the end of 2010. ev3 believes that its current cardio peripheral vascular and neurovascular products enable it to compete for approximately 10% of the $3.2 billion market.

•                  ev3 estimates the worldwide market for neurovascular disease products was $550 million in 2005. ev3 estimates the worldwide market for neurovascular coils was $255 million in 2005 and will increase to $570 million by the end of 2010. ev3 estimates the worldwide market for neurovascular access and delivery products was $160 million in 2005 and will increase to $285 million by the end of 2010. ev3 estimates the worldwide market for neurovascular stents was $75 million in 2005 and will increase to $240 million by the end of 2010. ev3 estimates the worldwide market for neurovascular liquid embolics was $25 million in 2005 and will increase to $50 million by the end of 2010.

•                  In terms of worldwide neurovascular market position based on second quarter 2006 revenues, ev3 believes it currently holds the number two position for the overall neurovascular market, the number one position for the liquid embolics market, the number two position for the access market and the number four position for the coils market.

•                  ev3 estimates the worldwide market for cardio peripheral vascular disease products was $2.5 billion in 2005 and will increase to $5.7 billion by the end of 2010. ev3 believes that the breadth of its current product offering enables it to compete for approximately 60% of the $2.5 billion market.

•                  ev3 believes that investments in clinical trials will drive market growth and reimbursement. ev3 estimates that $505 million was spent on SFA clinical trials in 2005 and that this number will increase to over $1 billion by the end of 2010. ev3 estimates that $180 million was spent on carotid clinical trials in 2005 and that this number will increase to $625 million by the end of 2010. ev3 estimates that $490 million was spent on iliac clinical trials in 2005 and that this number will increase to $795 million by the end of 2010. ev3 estimates that $145 million was spent on renal clinical trials in 2005 and that this number will increase to $325 million by the end of 2010. ev3 estimates that $70 million was spent on below the knee clinical trials in 2005 and that this number will increase to $280 million by the end of 2010.

•                  In ev3’s direct sales markets, its annualized average U.S. cardio peripheral net sales per territory increased from $556 thousand in the first quarter 2005, to $856 thousand in the fourth quarter 2005 to $1,205 thousand in the second quarter 2006. In ev3’s direct sales markets, its annualized average U.S. neurovascular net sales per territory increased from $987 thousand in the first quarter 2005, to $1,375 thousand in the fourth quarter 2005 to $1,681 thousand in the second quarter 2006. In ev3’s direct sales markets, its annualized average European net sales per territory increased from $694 thousand in the first quarter 2005, to $839 thousand in the fourth quarter 2005 to $990 thousand in the second quarter 2006.

•                  In ev3’s direct sales markets, its annualized average U.S. cardio peripheral net sales per sales representative were as follows:  $571 thousand in the first quarter 2005, $678 thousand in the second quarter 2005, $750 thousand in the third quarter 2005, $905 thousand in the fourth quarter 2005, $1,033 thousand in the first quarter 2006 and $1,256 thousand in the second quarter 2006. In ev3’s direct sales markets, its annualized average U.S. neurovascular net sales per sales representative were as follows:  $987 thousand in the first quarter 2005, $878 thousand in the second quarter 2005, $1,488 thousand in the third quarter 2005, $1,448 thousand in the fourth quarter 2005, $1,390 thousand in the first quarter 2006 and $1,681 thousand in the second quarter 2006. In ev3’s direct sales markets, its annualized average European net sales per sales representative were as follows:  $807 thousand in the first quarter 2005, $907 thousand in the second quarter 2005, $835 thousand in the third quarter 2005, $976 thousand in the fourth quarter 2005, $997 thousand in the first quarter 2006 and $1,151 thousand in the second quarter 2006.

•                  ev3’s loss before interest, taxes, depreciation and amortization (EBITDA), excluding charges for non-cash stock-based compensation, was as follows for the following quarters:  $22.2 million loss for first quarter 2005, $24.6 million loss for second quarter 2005, $16.6 million loss for third quarter 2005. $16.5 million loss for fourth quarter 2005, $17.7 million loss for first quarter 2006 and $3.6 million loss for second quarter 2006. ev3’s net loss was as follows for the following quarters:  $32.4 million loss for first quarter 2005, $35.2 million loss for second quarter 2005, $20.5 million loss for third quarter 2005. $22.0 million loss for fourth quarter 2005, $24.5 million loss for first quarter 2006 and $10.8 million loss for second quarter 2006. ev3 uses non-GAAP financial measures, such as EBITDA, excluding charges for non-cash stock-based compensation, as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3 also believes that the presentation of these measures provides useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under generally accepted accounting principles (GAAP). The following are the reconciliations of ev3’s net loss to EBITDA, excluding charges for non-cash stock-based compensation:

ev3 Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO CLOSEST COMPARABLE GAAP MEASURE

(Dollars in thousands)

(unaudited)

	For the Three Months Ended
	April 3,	July 3,	October 2,	December 31,	April 2,	July 2,
	2005	2005	2005	2005	2006	2006

Reconciliation of net loss to EBITDA

Net loss, as reported (GAAP basis)	$(32,369)	$(35,222)	$(20,457)	$(21,976)	$(24,501)	$(10,823)

Interest (income) expense, net	5,708	6,078	(953)	(917)	(699)	(514)
Income tax expense (benefit)	2	(61)	(2)	587	169	77
Depreciation and amortization	3,623	3,717	3,450	4,026	5,517	5,581

EBITDA	$(23,036)	$(25,488)	$(17,962)	$(18,280)	$(19,514)	$(5,679)

Stock-based compensation	811	915	1,352	1,795	1,794	2,112

EBITDA, excluding stock-based compensation	$(22,225)	$(24,573)	$(16,610)	$(16,485)	$(17,720)	$(3,567)

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The information set forth above is summary information that is intended to be considered in the context of ev3’s Securities and Exchange Commission filings and other public announcements that ev3 may make, by press release or otherwise, from time to time. ev3 undertakes no duty or obligation to publicly update or revise the foregoing information, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Most of the information set forth above are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order:  product demand and market acceptance; the impact of competitive products and pricing;  delays in regulatory approvals and the introduction of new products; and success of clinical testing. More detailed information on these and additional factors which could affect ev3’s operating and financial results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q and annual report on Form 10-K. ev3 urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, ev3 undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.